As filed with the Securities and Exchange Commission on September 28, 2005
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DDi Corp.
(Exact name of registrant as specified in its charter)

Delaware	06-1576013
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1220 Simon Circle, Anaheim, California	92806
(Address of Principal Executive Offices)	(Zip Code)
DDi Corp. 2005 Stock Incentive Plan
(Full title of the plan)

Timothy J. Donnelly
General Counsel
DDi Corp.
1220 Simon Circle
Anaheim, California 92806
(Name and address of agent for service)
(714) 688-7200
(Telephone number, including area code, of agent for service)
Copies of all communications to:
John F. Della Grotta, Esq.
Paul, Hastings, Janofsky & Walker LLP
Seventeenth Floor
695 Town Center Drive
Costa Mesa, California 92626-1924
Tel: (714) 668-6200
Fax: (714) 979-1921
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered(1)	per share(2)	offering price(2)	registration fee
Common Stock	15,000,000 shares	$0.755	$11,325,000	$1,333

(1)	This Registration Statement also relates to such additional and indeterminable number of shares of DDi Corp. Common Stock as may become issuable due to adjustments for changes resulting from stock dividends, stock splits, recapitalizations, mergers, reorganizations, combinations or exchanges or other similar events.

(2)	In accordance with Rule 457(h)(1), the offering price for the shares to be registered has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) as $0.755 per share, which is the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ National Market on September 27, 2005 (a date within 5 business days prior to the date of filing this Registration Statement).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference:
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission on March 16, 2005, as amended by Amendment No. 1 on Form 10-K/A, filed with the Securities and Exchange Commission on August 18, 2005;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2005, filed with the Securities and Exchange Commission on May 5, 2005, and for the quarterly period ended June 30, 2005, filed with the Securities and Exchange Commission on August 10, 2005;

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Securities and Exchange Commission on January 12, 2005, February 10, 2005, February 14, 2005, March 1, 2005, March 4, 2005, March 14, 2005, May 5, May 9, 2005, May 31, 2005, June 3, 3005, June 24, 2005, June 24, 2005, July 13, 2005, August 2, 2005, August 10, 2005, August 25, 2005, September 8, 2005 and September 22, 2005;

(d)	The Registrant’s amended Current Reports on Form 8-K/A, filed with the Securities and Exchange Commission on August 2, 2005 and September 23, 2005; and

(e)	The description of the Registrant’s common stock, $0.001 par value, set forth in the Form 8-A/A (File No. 000-30241) Registration Statement filed with the Securities and Exchange Commission on January 20, 2004, including any amendment or report filed for the purpose of updating such description.
     In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.

Item 6. Indemnification of Directors and Officers.
     The Registrant’s Amended and Restated Certificate of Incorporation (the “Charter”) provides that, except to the extent prohibited by the Delaware General Corporation Law (the “DGCL”), the Registrant’s directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. The Charter provides that the
     Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Charter and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director’s duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by DGCL. This provision also does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.
     Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The Registrant has obtained liability insurance for its officers and directors.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
No.	Description
4.1	Amended and Restated Certificate of Incorporation of DDi Corp., incorporated by reference to DDi Corp.’s Current Report on Form 8-K, filed with the Commission on December 17, 2003.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to DDi Corp’s Current Report on Form 8-K, as filed with the Commission on August 10, 2005.

4.3	Certificate of Designation of DDi Corp., incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 17, 2003.

4.4	Certificate of Designation of Series B Preferred Stock of DDi Corp., incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 7, 2004).

4.5	Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.4 to DDi Corp’s Form 10-Q, as filed with the Commission on August 9, 2005.

4.6	2005 Stock Incentive Plan., incorporated by reference to Exhibit 10.1 to DDi Corp.’s Current Report on Form 8-K, as filed with the Commission on August 10, 2005

4.7	Form of Stock Option Agreement (2005 Stock Incentive Plan).

4.8	Form of Restricted Stock Agreement (2005 Stock Incentive Plan).

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

Item 9. Undertakings
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
     Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bone fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on September 28, 2005.

DDi CORP.

By:	/s/ MIKEL H. WILLIAMS

Mikel H. Williams Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bruce D. McMaster, Mikel H. Williams and Timothy J. Donnelly as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related Rule 462(b) registration statement or amendment thereto, and to file the same with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Bruce D. McMaster Bruce D. McMaster	President and Chief Executive Officer (Principal Executive Officer) and a Director	September 28, 2005

/s/ Mikel H. Williams Mikel H. Williams	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 28, 2005

/s/ Rebecca Yang Rebecca Yang	Vice President and Controller (Principal Accounting Officer)	September 28, 2005

/s/ Robert J. Amman Robert J. Amman	Director	September 28, 2005

/s/ Robert Guezuraga Robert Guezuraga	Director	September 28, 2005

/s/ Jay B. Hunt Jay B. Hunt	Director	September 28, 2005

/s/ Andrew E. Lietz Andrew E. Lietz	Director	September 28, 2005

/s/ Stephen C. Schlepp Stephen C. Schlepp	Director	September 28, 2005

Carl R. Vertuca, Jr.	Director

INDEX TO EXHIBITS

Exhibit
No.	Description
4.1	Amended and Restated Certificate of Incorporation of DDi Corp., incorporated by reference to DDi Corp.’s Current Report on Form 8-K, filed with the Commission on December 17, 2003.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to DDi Corp’s Current Report on Form 8-K, as filed with the Commission on August 10, 2005.

4.3	Certificate of Designation of DDi Corp., incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 17, 2003.

4.4	Certificate of Designation of Series B Preferred Stock of DDi Corp., incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 7, 2004).

4.5	Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.4 to DDi Corp’s Form 10-Q, as filed with the Commission on August 9, 2005.

4.6	2005 Stock Incentive Plan., incorporated by reference to Exhibit 10.1 to DDi Corp.’s Current Report on Form 8-K, as filed with the Commission on August 10, 2005

4.7	Form of Stock Option Agreement (2005 Stock Incentive Plan).

4.8	Form of Restricted Stock Agreement (2005 Stock Incentive Plan).

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).